Exhibit 3.88

CERTIFICATE OF FORMATION

OF

DCT RIALTO 42 LLC

1.	The name of the limited liability company (the “LLC”) is DCT Rialto 42 LLC.

2.	The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, State of Delaware, County of New Castle, 19808. The name of the registered agent of the LLC at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 26th day of October, 2012.

By:	/s/ Marilyn Cartwright
Marilyn Cartwright
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of the Limited Liability Company: DCT Rialto 42 LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company (the “LLC”) is DCT Renaissance Rialto LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 29th day of October, A.D. 2012.

By:	/s/ Marilyn Cartwright
Marilyn Cartwright
Authorized Person(s)